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Exhibit 10.3

AMENDED AND RESTATED
SUBORDINATED LOAN AGREEMENT

        This agreement amends and restates, and replaces in its entirety, the Senior Subordinated Loan Agreement between Concordia Bus AB ("Concordia") as the lender and Concordia Bus Nordic AB ("CB Nordic") signed by the borrower on 28 February 2002, and replaced by agreement signed 22 December 2003 (the "Initial Restatement Date"):

1.
Concordia has on 2002-02-27 given a Senior Subordinated Loan to CB Nordic of SEK 501.299.922 (the "Loan").

  CB Nordic used the money to repay the Senior Debt Facility to Nordea Norway and to purchase used buses in connection to the Stockholm bus traffic contract, starting 2002-03-04.

2.1
The Loan bears interest at an annual rate of 11% and is based on the outstanding debt throughout the loan period. The interest is fixed until further notice. The change in interest from the original agreement became effective from the Initial Restatement Date and is not retrospective to prior to such date.

2.2
Interest will be paid two times a year, August 14 and February 14, and upon full repayment of loan. Interest will be non cumulative and accumulated on a monthly basis. The first interest payment falling due 2002-08-14.

3.
The Loan will be payable on demand, and if not previously repaid, will be repaid in full at maturity on 2010-02-14.

4.1
Pursuant to an indenture made among CB Bus Nordic and various parties thereto as guarantors (the "Guarantors") and Deutsche Bank Trust Company Americas as trustee (the "Trustee"), dated January 22, 2004 (as the same may be amended and supplemented from time to time, the "Indenture") CB Nordic has issued senior secured notes in the initial aggregate principal amount of €130,000,000 and may issue further notes thereunder (such initially issued notes and such further notes being referred to herein as the "Notes").

4.2
The Loan and all of Concordia's rights pursuant to this agreement shall be fully subordinated to the Notes and the obligations of CB Nordic under the Indenture on the terms, and shall otherwise be subject to the terms and conditions, set forth in Annex A attached hereto and hereby made a part of this agreement. References herein to this agreement shall include references to this agreement including Annex A hereto.

5.
All terms of this agreement shall be binding upon, and inure to the benefit of and be enforceable by, the respective successors and assigns of the parties hereto, and any transferee or assignee of the rights under the Loan shall take such rights subject to this agreement, including the terms and conditions of Annex A hereto.

6.
This agreement shall be governed by and construed in accordance with Swedish law.

7.
All amendments to this agreement and any waiver with regard to this Agreement shall be made only in writing, and only by an agreement signed by all the parties hereto.

8.
If, at any time, one or more provisions of this agreement is or becomes invalid, illegal or unenforceable in any respect under the laws of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the other provisions hereof or of such provision in any other jurisdiction. The parties agree that such illegal, invalid or unenforceable provision shall be deemed replaced by another provision which comes as close as possible to the purpose of this agreement.

        This agreement has been established in three copies, of which each of the parties have received a copy.

Concordia Bus Nordic AB		Concordia Bus AB
By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Place and date		Place and date
[ILLEGIBLE] 21.01.04		[ILLEGIBLE] 21.01.04

Accepted and agreed:
Deutsche Bank Trust Company Americas, as trustee

Place and date

Place and date

2

ANNEX A

SUBORDINATION STATEMENT

        Capitalized terms used in this Annex A have the meanings given to such terms in the Amended and Restated Subordinated Loan Agreement (the "Agreement") to which this statement is attached.

        Concordia acknowledges receipt of a copy of the Indenture and the form of the Notes and is familiar with the terms and conditions thereof.

        In consideration of the Trustee entering into the Indenture, for itself and on behalf of the holders from time to time of the Notes (the "Holders"), and the initial Holders purchasing the Notes, Concordia does hereby as lender under the Agreement and the Loan irrevocably and unconditionally confirm and undertake to and agree with the Trustee, for itself and on behalf of the Holders, and to and with the Holders that:

(a)
All of Concordia's rights in connection with the Agreement, including the Loan thereunder, shall be subject in right of payment to the extent and in the manner hereinafter set forth and shall rank junior to and shall be subordinated to the rights of the Trustee and the Holders under the Indenture and the Notes, in each case until all obligations under the Indenture and the Notes are unconditionally and irrevocably fully paid or discharged in cash, and Concordia shall not be entitled to receive any payments, other than payments permitted pursuant to the immediately succeeding sentence, by way of principal, interest or otherwise, whether in cash, by transfer of assets or otherwise, as long as any amount is owing by CB Nordic or any Guarantor under the Indenture or the Notes. In accordance with section 1009(2)(c) of the Indenture, so long as no Default or Event of Default (as such terms are defined in the Indenture) has occurred and is continuing or would be caused thereby, the foregoing shall not prohibit payments of amounts due under the Loan, in an aggregate amount of up to the value of interest payments required to be made in respect of the Parent Notes (as such term is defined in the Indenture), to be applied to such payment, provided that no such payment may be made by CB Nordic more than 7 days in advance of the date of such interest payment on the Parent Notes becomes due and payable. Any payment received by us in connection with the Agreement, including the Loan, in violation of this commitment shall forthwith be paid to the Trustee on behalf of itself and the Holders for reduction of the amount outstanding under the Indenture and/or the Notes.

(b)
Concordia agrees that it will not, and does explicitly waive the right to, (i) declare any breach or default in connection with the Agreement, terminate the Agreement or accelerate the Loan or any part thereof or otherwise declare any of the Loan prematurely payable or due; (ii) declare bankruptcy of CB Nordic or commence any proceedings against CB Nordic in respect of the Agreement or the Loan, or enforce the Agreement or the Loan by attachment or execution or by initiating or supporting any proceeding or action in respect of the bankruptcy, insolvency, liquidation, dissolution, winding-up, administration, receivership or judicial reorganization of CB Nordic or any of its assets; (iii) take any action against any assets of CB Nordic or demand or receive any security in respect of the Agreement or the Loan; or (iv) commence any other action or proceeding against CB Nordic, or sue, claim, take or recover (including by exercising any right or set off) against CB Nordic, or obtain or enforce any judgment against CB Nordic, in respect of the Agreement or the Loan or any part thereof or take any other enforcement action in respect of the Agreement or the Loan or any part thereof.

(c)
Concordia agrees that no security shall be granted under the Agreement or in respect of the Loan without the prior written consent of the Trustee.

(d)
Concordia hereby agrees that the subordination effected hereby shall be in addition to and shall not prejudice or affect any security or any right or remedy of the Trustee or the Holders in respect of the Indenture or the Notes whether from CB Nordic or any Guarantor or any other person nor shall the provisions hereof be prejudiced or affected by (i) any security or right or remedy of the Trustee or the Holders in respect of the Indenture or the Notes; (ii) any time or indulgence granted by the Trustee or the Holders to the CB Nordic or any Guarantor or to any other person;

  (iii) any variation, amendment, supplement or extension of the terms of any security in respect of the Indenture of the Notes, or any dealing with, exchange, release or invalidity of any such security; (iv) any arrangement or compromise made between the Trustee and/or the Holders and any of CB Nordic or the Guarantors or any other person; (v) any omission on the part of the Trustee or any Holder to enforce any of their rights against any of CB Nordic or the Guarantors or any other person or any security; (vi) the filing for bankruptcy or insolvency proceedings in relation to CB Nordic and/or any Guarantor; and (vii) any other fact or circumstance whatsoever whether or not similar to any of the foregoing which could or might in any way diminish Concordia's obligations hereunder or the rights of the Trustee or the Holders under this Subordination Statement or the remainder of the Agreement.

        Concordia acknowledges and agrees that the Trustee, for itself and on behalf of the Holders, and each of the Holders is intended to be a beneficiary of this Subordination Statement and that this statement is a contract for their benefit.

2

        This Subordination Statement shall be governed by Swedish law with Stockholm district court as nonexclusive legal venue.

22 January 2004
CONCORDIA BUS AB
By:	/s/ [ILLEGIBLE]
Name:	/s/ [ILLEGIBLE]
Acknowledged and agreed:
CONCORDIA BUS NORDIC AB
By:	/s/ [ILLEGIBLE]
Name:	/s/ [ILLEGIBLE]
Accepted and agreed:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee
By:

Name:

By:

Name:

3

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  Exhibit 10.3
AMENDED AND RESTATED SUBORDINATED LOAN AGREEMENT